                     EXHIBIT 10.65 TO AMENDMENT NO. 1 TO
                      REGISTRATION STATEMENT ON FORM S-1

                           STOCK PURCHASE AGREEMENT

The following is a copy of the Stock Purchase Agreement, dated as of July 4, 1997, among RSL Communications, Ltd., Delta Three, Inc., Jacob A. Davidson, Pioneer Management Corporation, Inc. and Elie C. Wurtman. The schedules and exhibits to the attached agreement have been omitted. The schedules to the attached agreement set forth certain specific information relating to Delta Three, Inc. in connection with the transaction contemplated by the attached agreement. The exhibits to the attached agreement relate to certain collateral agreements (two of which have been or are being filed as an exhibit to the Registration Statement) and opinions to be entered into in connection with the transaction contemplated by the attached agreement. Upon request, the Company shall supplementally furnish to the Securities and Exchange Commission any omitted schedule or exhibit hereunder not already provided as an exhibit to the Registration Statement.

                            STOCK PURCHASE AGREEMENT

                                     AMONG

                           RSL COMMUNICATIONS, LTD.,

                               DELTA THREE, INC.,

                               JACOB A. DAVIDSON,

                      PIONEER MANAGEMENT CORPORATION, INC.

                                      AND

                                ELIE C. WURTMAN

                               DATED JULY 4, 1997

                               Table of Contents

                                                                           Page
                                                                           ----

Parties....................................................................  1
Recitals...................................................................  1

ARTICLE I - Purchase and Sale of the Shares................................  1
         Section 1.01.  Investment of RSL..................................  1
         Section 1.02.  Escrowed Shares....................................  2
         Section 1.03.  Exercise of First Refusal Rights...................  2
         Section 1.04.  Required Use of Proceeds...........................  2

ARTICLE II - Closings; Delivery............................................  2
         Section 2.01.  The Closing........................................  2
         Section 2.02.  Deliveries.........................................  2

ARTICLE III - Representations and Warranties of Delta......................  3
         Section 3.01.  Organization; Good Standing........................  3
         Section 3.02.  Capitalization.....................................  3
         Section 3.03.  Registration Rights................................  4
         Section 3.04.  Subsidiaries.......................................  4
         Section 3.05.  Authorization......................................  4
         Section 3.06.  Corporate Instruments..............................  5
         Section 3.07.  No Default; Non-Contravention......................  5
         Section 3.08.  Compliance with Law................................  5
         Section 3.09.  Consents and Approvals.............................  5
         Section 3.10.  Communications Licenses and Regulations............  6
         Section 3.11.  Title to Assets....................................  7
         Section 3.12.  Contracts..........................................  7
         Section 3.13.  Financial Statements...............................  8
         Section 3.14.  Absence of Liabilities.............................  8
         Section 3.15.  Returns and Complaints; Accounts Receivable........  8
         Section 3.16.  Customers..........................................  8
         Section 3.17.  Tax Matters........................................  9
         Section 3.18.  Litigation......................................... 11
         Section 3.19.  Insurance.......................................... 11
         Section 3.20.  Employees and Other Matters........................ 11
         Section 3.21.  ERISA.............................................. 11
         Section 3.22.  Labor Relations.................................... 12
         Section 3.23.  Restrictive Agreements of Officers and Key
                        Employee........................................... 12
         Section 3.24.  Real Property; Leased Property..................... 12
         Section 3.25.  Names; Trademarks.................................. 13
         Section 3.26.  Proprietary Rights................................. 13
         Section 3.27.  Related Party Transactions......................... 13
         Section 3.28.  Absence of Certain Changes and Events.............. 13
         Section 3.29.  Disclosure......................................... 14
         Section 3.30.  No Brokers......................................... 14


ARTICLE IV - Representations and Warranties of the Principal
         Stockholders...................................................... 15
         Section 4.01.  Authority.......................................... 15

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                                                                           Page
                                                                           ----

         Section 4.02.  No Default; Non-Contravention...................... 15
         Section 4.03.  Consents and Approvals............................. 15
         Section 4.04.  Delta Russia....................................... 15

ARTICLE V - Representations and Warranties of RSL.......................... 15
         Section 5.01.  Organization and Good Standing..................... 15
         Section 5.02.  Corporate Authority................................ 16
         Section 5.03.  No Default; Non-Contravention...................... 16
         Section 5.04.  Consents and Approvals............................. 16
         Section 5.05.  Investment Intent; Etc............................. 16
         Section 5.06.  Restricted Securities.............................. 16
         Section 5.07.  Legend............................................. 17
         Section 5.08.  Risks.............................................. 17
         Section 5.09.  No Brokers......................................... 17

ARTICLE VI - Pre-Closing Covenants of Delta................................ 17
         Section 6.01.  Conduct of Delta's Business........................ 17
         Section 6.02.  No Breach of Representations, Warranties and
                        Covenants.......................................... 18
         Section 6.03.  Assignment of Contracts............................ 18
         Section 6.04.  Access to Delta's Business......................... 18
         Section 6.05.  No Compensation Increases.......................... 19
         Section 6.06.  Contracts, Commitments and Indebtedness............ 19
         Section 6.07.  Insurance.......................................... 19
         Section 6.08.  No Default......................................... 19
         Section 6.09.  Termination of Management Agreement................ 19
         Section 6.10.  Reasonable Efforts................................. 19

ARTICLE VII - Pre-Closing Covenants of the Principal Stockholders.......... 19
         Section 7.01.  Reasonable Efforts................................. 19
         Section 7.02.  No Breach of Representations, Warranties and
                        Covenants.......................................... 19
         Section 7.03.  Divestiture of Delta Russia........................ 20
         Section 7.04.  Termination of Management Agreement................ 20

ARTICLE VIII - Pre-Closing Covenants of RSL................................ 20
         Section 8.01.  Reasonable Efforts................................. 20
         Section 8.02.  No Breach of Representations, Warranties and
                        Covenants.......................................... 20

ARTICLE IX - Conditions to RSL's Obligations............................... 21
         Section 9.01.  Representations and Warranties True at the
                        Closing Time....................................... 21

         Section 9.02.  Performance of Delta and the Principal
                        Stockholders....................................... 21
         Section 9.03.  Certificates....................................... 21
         Section 9.04.  Opinion of Counsel for Delta and the
                        Principal Stockholders............................. 21
         Section 9.05.  Legal Matters Satisfactory to Counsel for
                        RSL................................................ 21

                                                                           Page
                                                                           ----

         Section 9.06.  Consents and Approvals............................. 21
         Section 9.07.  Capital Structure.................................. 22
         Section 9.08.  Employment Agreements.............................. 22
         Section 9.09.  Stockholder Agreement.............................. 22
         Section 9.10.  Registration Rights Agreement...................... 22
         Section 9.11.  Services Agreement................................. 22
         Section 9.12.  Escrow Agreement................................... 22
         Section 9.13.  Powers of Attorney................................. 23
         Section 9.14.  Agreement with ISC................................. 23
         Section 9.15.  Divestiture of Delta Russia........................ 23
         Section 9.16.  Termination of Management Agreement................ 23
         Section 9.17.  First Refusal Rights............................... 23

ARTICLE X - Conditions to the Obligations of Delta
         and the Principal Stockholders.................................... 23
         Section 10.01. Representations and Warranties of RSL True at
                        the Closing Time................................... 23
         Section 10.02. RSL's Performance.................................. 23
         Section 10.03. Certificates....................................... 23
         Section 10.04. Opinion of Counsel for RSL......................... 24
         Section 10.05. Legal Matters Satisfactory to Counsel for
                        Delta and the Principal Stockholders............... 24
         Section 10.06. Stockholder Agreement.............................. 24
         Section 10.07. Registration Rights Agreement...................... 24
         Section 10.08. Services Agreement................................. 24
         Section 10.09. Escrow Agreement................................... 24

ARTICLE XI - Covenants Subsequent to the Closing........................... 24
         Section 11.01. Transfer of the Shares............................. 24
         Section 11.02. Financial Reporting................................ 25
         Section 11.03. Anti-Dilution...................................... 25
         Section 11.04. Treatment of Purchase Price........................ 25
         Section 11.05. Stock Option Plan.................................. 26

ARTICLE XII - Indemnification.............................................. 26
         Section 12.01. Indemnification by Delta and the Principal
                        Stockholders....................................... 26
         Section 12.02. Indemnification by the Principal
                        Stockholders....................................... 26

         Section 12.03. Indemnification by RSL............................. 27
         Section 12.04. Indemnification Procedures......................... 27

ARTICLE XIII - Termination of this Agreement............................... 28
         Section 13.01. Right to Terminate................................. 28
         Section 13.02. Remedies........................................... 28

ARTICLE XIV - Expenses of the Transaction.................................. 28

ARTICLE XV - Miscellaneous................................................. 29
         Section 15.01. Further Assurances................................. 29
         Section 15.02. Survival of Representations........................ 29

                                                                           Page
                                                                           ----

         Section 15.03. Notices............................................ 29
         Section 15.04. No Modification Except in Writing.................. 30
         Section 15.05. Entire Agreement................................... 30
         Section 15.06. Severability....................................... 30
         Section 15.07. Assignment......................................... 30
         Section 15.08. Publicity; Announcements........................... 31
         Section 15.09. Governing Law...................................... 31
         Section 15.10. Captions........................................... 31
         Section 15.11. Interpretation..................................... 31
         Section 15.12. Counterparts....................................... 32

                         LIST OF SCHEDULES AND EXHIBITS


Schedule 3.01                Foreign Jurisdictions
Schedule 3.02                Capitalization
Schedule 3.03                Registration Rights
Schedule 3.04                Subsidiaries/Joint Ventures
Schedule 3.07                Defaults
Schedule 3.08                Compliance with Law
Schedule 3.09                Consents and Approvals
Schedule 3.10                Communications Licenses
Schedule 3.12                Contracts
Schedule 3.13                Financial Statements
Schedule 3.14                Liabilities
Schedule 3.16                Customers
Schedule 3.18                Litigation
Schedule 3.19                Insurance
Schedule 3.20                Directors, Officers, Employees,
                             Independent Contractors
Schedule 3.21                Employee Benefit Plans
Schedule 3.23                Key Employees
Schedule 3.24                Leased Property
Schedule 3.25                Trademarks
Schedule 3.26                Proprietary Rights
Schedule 3.27                Related Party Transactions
Schedule 3.28                Certain Changes and Events
Schedule 3.30                Brokers


Exhibit A                    Opinion of Counsel for Delta and the
                             Principal Shareholders
Exhibit B-1                  Employment Agreement for Jacob Davidson
Exhibit B-2                  Employment Agreement for Elie Wurtman
Exhibit C                    Stockholders Agreement
Exhibit D                    Registration Rights Agreement
Exhibit E                    Services Agreement
Exhibit F                    Escrow Agreement
Exhibit G                    Opinion of Counsel for RSL

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT (this "Agreement"), dated July 4, 1997, among RSL COMMUNICATIONS, LTD., a Bermuda corporation ("RSL"), DELTA THREE, INC., a Delaware corporation ("Delta"), and JACOB A. DAVIDSON ("Davidson"), PIONEER MANAGEMENT CORPORATION, LLC, a Nevada limited liability company ("Pioneer"), and ELIE C. WURTMAN ("Wurtman" and, together with Davidson and Pioneer, the "Principal Stockholders").

                             W I T N E S S E T H :

         WHEREAS, Delta desires to issue and sell and RSL desires to purchase from Delta 4,201,734 shares (the "Shares") of common stock, $.001 par value per share, of Delta (the "Common Stock") in accordance with Section 2.02;

         WHEREAS, Davidson and Pioneer, as the owners of a majority of the issued and outstanding shares of the capital stock of Delta, are receiving substantial benefit as a result of the closing of the transactions contemplated in this Agreement;

         WHEREAS, Wurtman, as the owner of all of the issued and outstanding shares of the capital stock of Pioneer, is receiving substantial benefit as a result of the closing of the transactions contemplated in this Agreement; and

         WHEREAS, as a condition to consummation of the transactions contemplated by this Agreement, RSL requires that the Principal Stockholders provide the covenants contained in Article VII of this Agreement and the indemnities contained in Article XII of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                        Purchase and Sale of the Shares

         Section 1.01. Investment of RSL. Subject to the terms and conditions set forth in this Agreement, RSL agrees to purchase at the Closing (as hereinafter defined), and Delta agrees to sell and issue to RSL at the Closing, the Shares in consideration of RSL's (i) payment of a cash purchase price of $5,000,000 (the "Cash Payment") and (ii) execution and delivery of the Services Agreement (as defined below) (together, the "Purchase Price").

         Section 1.02. Escrowed Shares. Of the Shares, 941,376 shares of Common Stock (the "Escrowed Shares") shall be held by a mutually agreed upon escrow agent (the "Escrow Agent") pursuant to the terms of the Escrow Agreement (as hereinafter defined). Upon the exercise or conversion of a stock option, warrant or convertible note into shares of Common Stock, RSL shall be entitled to receive a portion of the Escrow Shares equal to the product of (i) 1.04082 and (ii) the shares so issued. Upon the repurchase or redemption by Delta of a stock option, warrant or convertible note exercisable or convertible into shares of Common Stock, RSL shall be entitled to receive a portion of the Escrow Shares equal to the product of (i) 1.04082 and (ii) the shares of Common Stock which would have been issued upon an exercise or conversion of such stock option, warrant or convertible note.

         Section 1.03. Exercise of First Refusal Rights. If any of Delta's security holders which have a right of first refusal with respect to the issuance and sale of the Shares by Delta to RSL exercise such right of first refusal (each, an "Exercising Security Holder"), then the Principal Stockholders shall transfer to RSL at the Closing, for no additional consideration, the number of shares of Common Stock, which are otherwise beneficially owned by the Principal Stockholders, equal to the aggregate number of shares of Common Stock purchased by the Exercising Security Holders pursuant to the exercise of their respective rights of first refusal (the "First Refusal Shares").

         Section 1.04. Required Use of Proceeds. Delta shall utilize the proceeds of the Cash Payment solely (a) to fund its working capital requirements, (b) to expand its global telecommunications network and (c) to repurchase shares of its Common Stock or securities exercisable or convertible into the Common Stock.

                                   ARTICLE II

                               Closings; Delivery

         Section 2.01. The Closing. The closing (the "Closing") of the transactions contemplated in this Agreement shall take place at the offices of Rosenman & Colin LLP ("Counsel for RSL"), 575 Madison Avenue, New York, New York, at 10:00 a.m. on the second business day after the fulfillment of the conditions set forth in Articles IX and X, or at such other place and at such other time or date as Delta and RSL shall agree upon. (Hereinafter, such date is referred to as the "Closing Date", such time on the Closing Date is referred to as the "Closing Time" and such offices are referred to as the "Closing Place".)

         Section 2.02. Deliveries. (a) At the Closing, Delta shall (i) deliver to RSL a certificate or certificates registered in RSL's name representing an aggregate of 3,260,358 shares of

Common Stock and (ii) deliver to the Escrow Agent a certificate or certificates registered in RSL's name representing the Escrow Shares which shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement.

                  (b) The Cash Payment shall be payable at the Closing Time by wire transfer of immediately available Federal funds to the order of Delta in accordance with instructions delivered to RSL prior to the Closing Time.


                  (c) At the Closing, the Principal Stockholders shall deliver to RSL a certificate or certificates registered in RSL's name representing in the aggregate the number of shares of Common Stock equal to the First Refusal Shares.

                                  ARTICLE III

                    Representations and Warranties of Delta

         Delta represents and warrants to RSL as follows:

         Section 3.01. Organization; Good Standing. Delta is, and at the Closing Time will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Delta has, and at the Closing Time will have, the corporate power and authority to conduct all of the business and activities conducted by it and to own or lease all of the assets owned or leased by it; and is, and at the Closing Time will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the business and activities conducted by it and/or the character of the assets owned or leased by it makes such qualification or license necessary (such jurisdictions being listed on Schedule
3.01 hereto).

         Section 3.02. Capitalization. (a) As of the date hereof, the authorized capital of Delta consists of, and as of the Closing Date the authorized capital of Delta will consist of, 100,000,000 shares of Common Stock. Set forth on Schedule 3.02 hereto is a list of the persons who or which own, have the right to acquire (whether directly or through ownership of options, warrants or convertible instruments) or are negotiating to acquire shares of Common Stock or other securities of Delta and the number of such securities which each such person owns, has the right to acquire or is negotiating to acquire. All of the outstanding shares of Common Stock which, as set forth on Schedule 3.02 hereto, have been issued were duly authorized for issuance and are validly issued, fully paid and nonassessable.

                  (b) The Shares have been duly and validly authorized and reserved for issuance and, upon issuance in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer set forth in this Agreement and each of the other agreements, documents and certificates referred to herein to be entered into and/or delivered at or prior to the Closing (the "Operative Agreements"). The Shares, upon their issuance at the Closing, will constitute not less than 51% of all of the shares of Common Stock on a fully diluted basis taking into account all options, warrants, rights and agreements for the purchase or acquisition of securities of Delta set forth on Schedule 3.02 hereto.

                  (c) Except as set forth on Schedule 3.02 hereto, there are not authorized or outstanding any options, warrants, rights or agreements for the purchase or acquisition from Delta, the Principal Stockholders or any other person, of any of its or their respective securities, nor are there outstanding any rights, securities, obligations or other instruments convertible into any such securities. The issuance of the Shares is not subject to preemptive or other similar rights. There is no agreement or understanding between any person which affects or relates to the issuance of, or the voting or giving of written consents with respect to, any voting securities of Delta or securities convertible into such voting securities.

                  (d) For purposes of this Agreement, the term "person" shall include an individual, corporation, joint venture, partnership, a group consisting of one or more of the foregoing and any other entity.

         Section 3.03. Registration Rights. Except as set forth on Schedule 3.03, Delta is not a party to any agreement or commitment which obligates Delta to register under the Securities Act of 1933, as amended (the "Securities Act"), shares of any class of its securities whether now or hereafter issued.

         Section 3.04. Subsidiaries. Except as set forth on Schedule 3.04 hereto, Delta does not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity or have any subsidiaries and, at the Closing Time, will not be a participant in any joint venture, partnership or similar arrangement.

         Section 3.05. Authorization. (a) Delta has all corporate and other requisite authority to execute, deliver, carry out and perform its obligations under the terms of this Agreement and the Operative Agreements to which it is a party and all of the transactions contemplated hereunder and thereunder, including, without limitation, the issuance and sale of the Shares to RSL. This Agreement and each of the Operative Agreements to which Delta is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on behalf of Delta.

                  (b) This Agreement has been and, to the extent applicable, each of the Operative Agreements will be, duly and validly executed and delivered by Delta.

                  (c) This Agreement constitutes, and the Operative Agreements, when executed and delivered by Delta, will constitute, valid and binding obligations of Delta enforceable against it in accordance with their respective terms.

         Section 3.06. Corporate Instruments. Delta has heretofore made available to RSL true and complete copies of the Certificate of Incorporation, the By-laws and the minute and stock transfer books of Delta.

         Section 3.07. No Default; Non-Contravention. Except as set forth on
Schedule 3.07 hereto, neither the execution and delivery of this Agreement and the Operative Documents to which Delta is a party nor the consummation of the transactions hereby and thereby contemplated, (a) will constitute any violation or breach of (i) the Certificate of Incorporation or the By-Laws of Delta, (ii) any provision of any Contract (as hereinafter defined) to which Delta is a party or by which Delta or its assets is bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Delta, or (b) will result in the creation of any Lien (as hereinafter defined) on any of the assets of Delta.

         Section 3.08. Compliance with Law. Except as set forth on Schedule
3.08 hereto, Delta has, and at the Closing Time will have, complied in all material respects with all Governmental Rules applicable to Delta or its assets and any federal, national, state, regional or local laws, rules or regulations regulating fair and equal employment practices, the safety of the workplace, antitrust, wages, hours, collective bargaining and the payment of withholding or taxes of all types. For the purposes of this Agreement, "Governmental Rules" shall mean any statute, law, treaty, rule, code, ordinance, regulation, permit, certificate or order, and amendments thereto, of any Governmental Authority (as hereinafter defined) or any judgment, decree, injunction, writ, order or like action of any Governmental Authority.

         Section 3.09. Consents and Approvals. (a) Except as set forth on
Schedule 3.09 hereto, no consent, authorization, order or approval of, or declaration, filing or registration with (including, without limitation, any filing or registration pursuant to the securities or blue sky laws of the United States of America or any state or territory thereof), any Governmental Authority (as hereinafter defined) or third party is required by Delta in connection with the execution, delivery or performance by Delta of this Agreement and the Operative Agreements or the consummation by Delta of the transactions contemplated hereby and thereby. For the purposes of this Agreement, "Governmental

Authority" means any federal, national, state, regional, local or foreign governmental authority or regulatory body, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory authority thereunder and any person directly or indirectly owned by and subject to the control of any of the foregoing, or any court, arbitrator or other judicial or quasi-judicial tribunal.

                  (b) Delta has provided notice of the transactions contemplated hereby to each person entitled to notice thereof, including but not limited to each person listed on Schedule 3.02 who is the beneficial owner of a security that entitles the holder thereof to a right of first refusal with respect to any issuances and/or sales of Common Stock by Delta to a third party.

         Section 3.10. Communications Licenses and Regulations.

                  (a) All certificates, licenses, permits, franchises and other authorizations (collectively, the "Communications Licenses") issued to Delta by the communications regulatory authorities of any Governmental Authority, including, but not limited to, the Federal Communications Commission (the "FCC") and state public utility commissions or like agencies (collectively, the "Regulatory Authorities"), are listed on Schedule 3.10 attached hereto. Each and every Communications License is in full force and effect. The Communications Licenses constitute all of the certificates, licenses, permits, franchises and authorizations necessary or legally required by any Regulatory Authority or other Governmental Authority for the conduct of Delta's business as now being conducted or as presently contemplated to be conducted by Delta. All necessary applications for renewal or extension of any Communications License have been timely filed under the relevant Communications Laws (as hereinafter defined).

                  (b) Delta is in compliance in all material respects with any and all applicable federal, state, municipal or foreign statutes, rules, regulations, policies, orders or ordinances (collectively, the "Communications Laws") governing or relating to the Communications Licenses. No allegations, complaints, charges, investigations, renewal or revocation hearings, or other proceedings have been initiated or, to the knowledge of Delta, threatened, nor has any Regulatory Authority proposed, announced, issued or adopted any amendment, modification or change to any Communications Law or Communications License, that could have an adverse effect on Delta. Delta holds no Communications Licenses issued by the FCC that would subject Delta to the foreign ownership restrictions established by Section 310(b) of the Communications Act of 1934, as amended, 47 U.S.C. ss. 310(b), and the FCC policies, rules, and regulations promulgated with respect thereto. Delta has not entered into any agreement or relationship that would cause it to be treated as an international "dominant carrier" under the FCC policies, rules and regulations.

         Section 3.11. Title to Assets. Delta has, and at the Closing Time will have, good, marketable and valid title to all of its assets, free and clear of all pledges, liens, security interests, conditional sale agreements, charges, encumbrances or restrictions of any kind and nature (each a "Lien"). Except as otherwise set forth on Schedules 3.02 and 3.12, Delta has not, and at the Closing Time will not have, entered into any contract, agreement, arrangement, commitment or understanding with, or granted any option or right to, any party other than RSL with respect to the acquisition, transfer or other disposition of the assets of Delta or any shares of Delta's capital stock.

         Section 3.12.  Contracts.

                  (a) Schedule 3.12 hereto sets forth a complete and correct list of all material contracts, agreements and commitments, whether written or oral (the "Contracts"), of Delta. Except as set forth on Schedule 3.12, Delta has, and at the Closing Time will have, performed all obligations under the Contracts required to be performed by it prior to the Closing Time and is not, and at the Closing Time will not be, in default under any Contract, and no event has occurred which, with or without the lapse of time or the giving of notice or both, would constitute a default by Delta or, to the extent of Delta's knowledge, by any other party to any Contract. All of the Contracts are, and at the Closing Time will be, valid, binding and enforceable in accordance with their respective terms and in full force and effect. Copies or summaries of all of the Contracts have been made available to RSL.

                  (b) All international operating agreements, international service agreements or other contracts involving, or intended to facilitate, the carriage of international telecommunications traffic (the "Operating Agreements") among Delta and a carrier or other telecommunications entity are listed in said Schedule 3.12. The Operating Agreements listed in Schedule 3.12 represent all of the international operating agreements, international service agreements and like contracts necessary or legally required for the conduct of Delta's business as such business is now being conducted or presently contemplated to be conducted. Each Operating Agreement complies in all material respects with the applicable Communications Laws of the relevant Regulatory Authorities, including, but not limited to, the FCC's international settlements policies, rules, and regulations, and no allegation, complaint, charge, investigation or other proceeding has been initiated or threatened by any Regulatory Authority or third party regarding the activities of Delta or, to the best of Delta's and belief after reasonable inquiry, a Correspondent under an Operating Agreement.

         Section 3.13. Financial Statements. Schedule 3.13 hereto consists of
(i) the audited consolidated balance sheet and consolidated statement of operations of Delta for the period ended December 31, 1996 and (ii) the unaudited consolidated balance sheet and consolidated statement of operations of Delta for the four-month period ended April 30, 1997 (collectively, the "Financial Statements"). The Financial Statements included in Schedule 3.13 are in accordance with the books and records of Delta, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") (except and to the extent otherwise disclosed in the footnotes thereto) applied on a consistent basis with prior periods, are complete and correct in all respects and fairly present the financial condition and results of operations of Delta as of the respective dates thereof and for the periods referred to therein.

         Section 3.14. Absence of Liabilities. Except as set forth on Schedule 3.14, as of the date hereof (i) Delta has no liabilities, absolute, contingent or otherwise, direct or indirect, known or unknown, matured or unmatured, asserted or unasserted, which are not reflected in the Financial Statements, the notes thereto or the other Schedules hereto, other than those incurred since April 30, 1997 in the ordinary and regular course of Delta's business and not of unusual size or duration (none of which liabilities is a result of a breach of contract, breach of warranty, tort, infringement claim or lawsuit), and (ii) at the Closing Time there will be no other liabilities except those reflected in the Schedules hereto or incurred by Delta since the date hereof in the ordinary and regular course of Delta's business and not of unusual size or duration (none of which liabilities is a result of a breach of contract, breach of warranty, tort, infringement claim or lawsuit).


         Section 3.15. Returns and Complaints; Accounts Receivable. All accounts receivable reflected in the Financial Statements at April 30, 1997 and for the period then ended and on the books of Delta at the close of business on the Closing Date represented and will represent receivables (i) which arose from bona fide transactions in the ordinary course of business, (ii) which represent credit extended in a manner consistent with trade and credit practices of Delta and (iii) for which adequate reserves have been taken in accordance and in conformity with GAAP applied on a consistent basis with prior periods and based on historical experience.

         Section 3.16. Customers. Schedule 3.16 hereto sets forth Delta's ten largest customers as of the date hereof. The relationships of Delta with its customers are good commercial working relationships and, except as set forth on
Schedule 3.16 hereto, no customer of material importance to the business of Delta has cancelled or otherwise terminated, or threatened verbally or in writing to cancel or otherwise to terminate, its relationship with Delta or has during the last twelve months decreased materially, or threatened to decrease or limit materially, its usage or purchase of the services of Delta. To the best knowledge of Delta, no such customer intends to cancel or otherwise substantially modify, or is considering cancelling or otherwise substantially modifying, its relationship with Delta or to decrease materially or limit its usage or purchase of Delta's services, and the consummation of the transactions contemplated hereby will not, to the best knowledge of Delta, adversely affect the relationship of Delta with any such customer.

         Section 3.17.  Tax Matters.

                  (a) For the purposes of this Agreement, the following terms shall have the following meanings:

                  "Affiliated Group" or "Affiliated Groups" means any affiliated, consolidated, combined, unitary or similar group (within the meaning of Section 1504 of the Code, or any comparable provision of state, local or foreign law, as the case may be) of which Delta or its Subsidiaries is or was a member.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto.

                  "Subsidiary" or "Subsidiaries" shall mean any entity in which Delta, directly, indirectly, constructively or beneficially owns more than 50% of either (i) the equity interests in, or (ii) the voting rights in respect of, such entity.

                  "Tax" or "Taxes" shall mean federal, state, local or foreign income, capital gains, profits, gross receipts, payroll, capital stock, franchise, employment, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, mining, value added, investment credit recapture, alternative or add-on minimum, environmental, estimated or other taxes, duties or assessments of any kind, including any interest, penalty and additions imposed with respect to such amounts.

                  "Tax Authority" shall mean any federal, national, regional, foreign, state, municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body or other authority exercising any taxing or tax regulatory authority.

                  "Tax Proceeding" shall mean any audit, other administrative proceeding or judicial proceeding involving Taxes.

                  "Tax Returns" shall mean all returns and reports (including schedules attached thereto) required to be filed with or supplied to a Tax Authority with respect to Taxes.

                  (b) Delta, each of its Subsidiaries, and all Affiliated Groups have duly filed, or have obtained a valid filing extension from the appropriate Tax Authority, all Tax Returns that are required to filed by them. True and complete copies of all such Tax Returns filed by Delta, each of its Subsidiaries and all Affiliated Groups have been made available to RSL.

                  (c) Taxes shown to be due on all Tax Returns filed by Delta, each of its Subsidiaries, and all Affiliated Groups, have been paid in full, and all written assessments of Taxes due and payable by or with respect to Delta, any of its Subsidiaries or any Affiliated Group, have been paid in full. Delta has not been a party to a tax sharing agreement or similar arrangement.

                  (d) There are no Liens on any of Delta's assets that arose in connection with any failure (or alleged failure) to pay any Tax, except for Liens for Taxes not yet due and payable.

                  (e) Neither the Internal Revenue Service nor any other Tax Authority is now asserting or threatening to assert against Delta, any of its Subsidiaries or any Affiliated Group any deficiency or claim for additional Taxes or any adjustment that could have an adverse effect on Delta. No Tax Return of Delta, any of its Subsidiaries, or any Affiliated Group is currently under audit by any Tax Authority and no such Tax Return has been audited by any Tax Authority since Delta began doing business. Neither Delta, any of its Subsidiaries, nor any Affiliated Group, have executed any closing agreement pursuant to Section 7121 of the Code or any predecessor provisions thereof, or any similar provision of foreign, state or local law, or has any ruling request pending with any Tax Authority.

                  (f) All amounts required to be withheld by Delta, any of its Subsidiaries or any Affiliated Group from employees for income, social security and other payroll taxes have been collected and withheld, and have either been paid to the appropriate governmental agencies, set aside in accounts for such purpose, or accrued and reserved against and entered upon the books and records of Delta, its Subsidiaries or an Affiliated Group, as the case may be.


                  (f) The provisions for Taxes reflected on the Financial Statements adequately and appropriately reflect all Tax Liabilities of Delta, its Subsidiaries, and all Affiliated Groups, in accordance with GAAP applied on a consistent basis with prior periods.

                  (g) Delta has not made any election with respect to its taxes, including without limitation any election under Section 341(f) of the Internal Revenue Code, that could have an adverse effect on the amount or timing of any tax paid by RSL or Delta on or after the Closing Date.

         Section 3.18. Litigation. Except as set forth on Schedule 3.18 hereto, there is no action, suit, claim, proceeding or investigation pending or, to the best of Delta's knowledge, threatened against or affecting Delta. Except as set forth in said Schedule 3.18, Delta is not, and at the Closing Time will not be, subject to or in default under or with respect to any judgment, order, writ, injunction or decree of any court or Governmental Authority. Delta is not a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any Governmental Authority) with respect to its properties, assets, personnel or business activities. Delta has not made any illegal payment or payments which might directly or indirectly constitute commercial bribery.

         Section 3.19. Insurance. Schedule 3.19 hereto contains a complete and correct list and description (including coverages, deductibles and expiration dates) of all policies of fire, liability, libel, slander and other forms of insurance held by Delta and/or which pertain to its assets, business or employees.

         Section 3.20. Employees and Other Matters. Schedule 3.20 hereto is a correct and complete list of (i) the directors and officers of each of Delta and all of the present employees, sales personnel and independent contractors regularly employed by Delta and not otherwise identified in the Schedules hereto, together with a statement of the full amount payable by way of salary, wages, bonuses, perquisites, fringe benefits and other direct or indirect compensation to each such person; (ii) the name of each bank in which Delta has an account or safety deposit box; and (iii) the names of all persons, if any, holding powers of attorney from Delta and a summary statement of the terms thereof.

         Section 3.21. ERISA. Except as set forth on Schedule 3.21, neither Delta nor any ERISA Affiliate (as hereinafter defined) maintains, administers, contributes to or is obligated to contribute to, nor has Delta or any ERISA Affiliate maintained, administered, contributed to or been obligated to contribute to, nor do the employees of Delta receive or expect to receive as a condition of employment, benefits pursuant to any: employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, any multiemployer plan as defined in Section 3(37) of ERISA; employee welfare benefit plan (as defined in Section 3(1) of ERISA); or bonus, deferred compensation, stock purchase, stock option, severance plan, salary continuation, vacation, sick leave, fringe benefit, incentive, insurance, welfare or similar arrangement. For the purposes of this Agreement, "ERISA Affiliate" means all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control and all other entities which, together with Delta, are treated as a single employer under any or all of sections 414(b),
(c), (m) or

(o) of the Code on either the date of this Agreement or the Closing Date or at any time since Delta began doing business.

         Section 3.22. Labor Relations. Delta is in full compliance with all Governmental Rules respecting employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment, and is not engaged in any unfair labor practice. There is no charge pending or, to the best knowledge of Delta, threatened against Delta alleging unlawful discrimination in employment practices before any court or agency and there is no charge of or proceeding with regard to any unfair labor practice against Delta pending or threatened before the National Labor Relations Board or any charges or complaints pending or threatened before any Governmental Authority with administrative jurisdiction over unlawful employment practices. There is no labor strike, dispute, slow- down or work stoppage pending or threatened, to the best knowledge of Delta, against or involving Delta. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against Delta and no claim therefor has been asserted. None of Delta's employees is covered by a collective bargaining agreement. Delta has not experienced any work stoppage or other labor difficulty since it began doing business.

         Section 3.23. Restrictive Agreements of Officers and Key Employee. Except as otherwise provided in the Operative Agreements, no employee whose participation in any aspect of Delta's business is deemed by Delta to be of substantial importance to Delta (a "Key Employee", all of whom are identified on Schedule 3.23 hereto) is a party to, bound by or subject to any agreement, contract, commitment or restriction, including, without limitation, any non-disclosure or non-competition agreements or legal restrictions on the use by such person of trade secrets or proprietary information of others, which adversely affects, or which in the future may reasonably be expected to have an adverse effect, on Delta or the right of any such person to participate in the affairs of Delta.

         Section 3.24. Real Property; Leased Property. (a) Delta does not own, and at the Closing Time will not own, a fee interest in any real property.

                  (b) Schedule 3.24 hereto identifies and describes each item of real and personal property leased by Delta or in which Delta has an interest (the "Leased Property").

                  (c) Each Leased Property is subject to a valid and binding lease agreement which is enforceable in accordance with its terms. A true and complete copy of each such lease agreement has been made available to RSL. Each such lease agreement is in full force and effect, Delta has performed all obligations required to be performed by it thereunder, no default exists under any provision thereof, and no event has occurred thereunder which, with the lapse of time or the giving of notice or both, would constitute a default by Delta thereunder.

         Section 3.25. Names; Trademarks. Schedule 3.25 hereto contains a complete and correct list of all registered and unregistered trademarks, service marks, trademark applications, trade names and registered and unregistered copyrights heretofore or presently owned or used by Delta (collectively, the "Marks"). Delta owns and has the exclusive right to use each of said Marks stated on said Schedule 3.25, subject to no license, royalty arrangement or dispute. Delta has not received any notice that, and Delta has no reason to believe that, the use of the Marks infringes on the rights of any other person or entity. Delta has not granted to any other person or entity and, to the best knowledge of Delta, no other person or entity has, any interest in any of said Marks, as licensee or otherwise. Delta's rights in the Marks are sufficient to operate its business as presently conducted.

         Section 3.26. Proprietary Rights. Schedule 3.26 hereto is a complete and correct list of all registered patents, patent applications, know-how, trade secrets, and other proprietary rights and processes, permits and licenses heretofore presently owned or used by Delta (collectively the "Proprietary Rights"). Delta owns and has the exclusive right to use each of the Proprietary Rights stated on said Schedule 3.26 to be owned by it, subject to no license, royalty arrangement or dispute. Delta has not granted to any other person any interest in any of the Proprietary Rights, as licensee or otherwise. Delta's rights in the Proprietary Rights are sufficient to operate its business as presently conducted.

         Section 3.27. Related Party Transactions. Schedule 3.27 hereto sets forth every business relationship between Delta, on the one hand, and any of its shareholders, officers, directors, employees or members of their families (or any entity in which any of them has a material financial interest, directly or indirectly), on the other hand. None of said parties owns or has rights in any of Delta's assets or is engaged in any business which competes with Delta.

         Section 3.28. Absence of Certain Changes and Events. Except as set forth on Schedule 3.28 hereto, since April 30, 1997, (1) Delta has conducted its business in the ordinary and regular course thereof; (2) there has not been any adverse change in the business or in the condition, financial or otherwise, or in the assets or liabilities of Delta, or any damage, destruction or loss, whether or not covered by insurance, which has affected the business or the assets of Delta, or any change in the nature or condition of the business or the assets of Delta, or any event, condition or contingency that is likely to result in such an adverse change; (3) Delta has not made any disposition of any of its assets or incurred any debts, liabilities or obligations other than in the ordinary and regular course of its business nor has it made any distributions to its shareholders, in cash, property or in kind, other than pursuant to the employment of Davidson and Wurtman; (4) Delta has not paid, discharged or satisfied any claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities or obligations in the ordinary and regular course of its business;
(5) Delta has not permitted or allowed any of its assets (tangible or intangible) to be subjected to any Lien; (6) Delta has not cancelled any debts owed to it or waived any claims or rights of value; (7) Delta has not granted or extended any power of attorney or acted as guarantor, surety, co-signer, endorser (other than of checks endorsed in the ordinary and regular course of business), co-maker, indemnitor or otherwise become liable in respect of the obligations of any other person; (8) Delta has not purchased or entered into any contract, agreement or commitment, except in the ordinary and regular course of its business and not of unusual size or duration; (9) Delta has not done or permitted to be done any act or omitted to do any act which has or will cause a breach of any Contract to which it is a party; (10) Delta has not increased the compensation to, or changed any other terms of employment of, any of its employees, except increases of a size and at a time consistent with past practice; and (11) Delta has performed in all material respects all of the obligations required to be performed by it.

         Section 3.29. Disclosure. Neither this Agreement nor any statement, Schedule, list or certificate furnished, or to be furnished, to RSL pursuant hereto or in connection with this Agreement or any of the transactions hereby contemplated contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state a material fact necessary in order to make the statements contained herein, in light of the circumstances in which they are made, not misleading. At the date hereof, Delta is not aware of, and at the Closing Time Delta will not be aware of, any facts or circumstances material to the operation of Delta not disclosed to RSL which should be disclosed to RSL in order to make any of the statements, representations or warranties made on the part of Delta herein or the Schedules furnished by Delta in connection herewith, not misleading.

         Section 3.30. No Brokers. Except for arrangements with Israel Securities Center Corp. ("ISC"), as described on Schedule 3.30, Delta has not employed any broker, finder, commission agent or similar person in connection with the transactions contemplated hereby and Delta is not under any obligation to pay any broker's fee or commission in connection with such transactions.

                                   ARTICLE IV

          Representations and Warranties of the Principal Stockholders

         Each of the Principal Stockholders, severally and not jointly, represent and warrant to RSL that:


         Section 4.01. Authority. He or it has the power and authority to execute and deliver this Agreement and the Operative Agreements to which he or it is a party, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by he or it pursuant to the provisions hereof; and this Agreement and the Operative Agreements to which he or it is a party are valid and binding upon such Principal Stockholder and enforceable in accordance with their respective terms.

         Section 4.02. No Default; Non-Contravention. Neither the execution and delivery of this Agreement and the Operative Agreements to which he or it is a party nor the consummation of the transactions hereby and thereby contemplated by him or it will constitute any violation or breach of (i) the Certificate of Incorporation or the By-Laws of it, if a corporation, (ii) any provision of any contract or agreement to which he or it is a party or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to him or it.

         Section 4.03. Consents and Approvals. No consent, authorization, order or approval of, or declaration, filing or registration with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by him or it of this Agreement and the Operative Agreements to which he or it is a party or the consummation by him or it of the transactions contemplated hereby and thereby.

         Section 4.04. Delta Russia. As of the date hereof, Delta Three St. Petersburg, an entity formed under the laws of Russia and a wholly-owned subsidiary of Delta ("Delta Russia"), is inactive and does not conduct any business.

                                   ARTICLE V

                     Representations and Warranties of RSL

         RSL represents and warrants to Delta that:

         Section 5.01. Organization and Good Standing. RSL is, and at the Closing Time will be, a corporation duly organized, validly existing and in good standing under the laws of Bermuda.

         Section 5.02. Corporate Authority. The Board of Directors of RSL has authorized the execution and delivery by RSL of this Agreement and the Operative Agreements to which it is a party and the consummation of the transactions hereby and thereby contemplated. RSL has the corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof; and this Agreement and the Operative Agreements to which it is a party are valid and binding upon RSL and enforceable in accordance with their respective terms.


         Section 5.03. No Default; Non-Contravention. Neither the execution and delivery of this Agreement and the Operative Agreements to which it is a party nor the consummation of the transactions hereby and thereby contemplated by RSL will constitute any violation or breach of (i) the Memorandum of Association or Bye-Laws of RSL, (ii) any provision of any contract or agreement to which RSL is a party or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to RSL.

         Section 5.04. Consents and Approvals. No consent, authorization, order or approval of, or declaration, filing or registration with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by RSL of this Agreement and the Operative Agreements to which it is a party or the consummation by RSL of the transactions contemplated hereby and thereby.

         Section 5.05. Investment Intent; Etc. The Shares are being acquired by RSL solely for its own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing thereof. RSL understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions thereof, the availability of which depends upon, among other things, the bona fide nature of RSL's investment intent and accuracy of RSL's representations, as expressed herein. RSL is an "accredited investor" as defined in rule 501 promulgated under the Securities Exchange Act of 1933 and has such knowledge and experience in business and financial matters that RSL is capable of evaluating the merits and risks of an investment in the Common Stock. At the time of each of the Closings, RSL will have sufficient funds to make the investment in Delta contemplated by Section 2.02 hereof.

         Section 5.06. Restricted Securities. RSL understands that the Shares, when issued to it, will be "restricted securities" under the federal securities laws inasmuch as they are being acquired from Delta in a transaction not involving a public offering and that under such laws such securities may be resold without registration under the Securities Act only in certain limited circumstances. RSL understands that there is no public market for the Shares and that there may never be a public market for such securities, and that even if a market develops for such securities RSL may never be able to sell or dispose of the Shares and may thus have to bear the risk of its investment in such stock for a substantial period of time, or forever.

         Section 5.07. Legend. It is understood that upon original issuance, the certificates evidencing the Shares shall bear the following legend:

                  "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement under such Act with respect to the securities under such Act or an opinion of counsel satisfactory to Delta that such registration is not required or unless sold pursuant to Rule 144 of said Act."

         Section 5.08. Risks. RSL has evaluated and understands the risks and terms of investing in Delta and has received all the information it has requested in writing from Delta.

         Section 5.09. No Brokers. RSL has not employed any broker, finder, commission agent or similar person in connection with the transactions contemplated hereby and RSL is not under any obligation to pay any broker's fee or commission in connection with such transactions.

                                   ARTICLE VI

                         Pre-Closing Covenants of Delta

         Delta agrees that subsequent to the date of this Agreement and prior to the Closing Time:

         Section 6.01. Conduct of Delta's Business. Delta will (1) use its best efforts to continue to conduct its business, maintain its assets, carry on its business practices and keep its books of account, records and files in the same manner as heretofore, (2) use its best efforts to preserve its business organization intact and preserve the present business relationships and goodwill of the suppliers, customers and others having business relations with Delta, (3) pay and perform all of its debts, liabilities and obligations as and when due and all Contracts to which it is a party in accordance with the terms and provisions thereof, (4) comply in all material respects with all laws, rules, regulations and orders that may be applicable to it and its business and (5) not sell or dispose of any of its rights or assets or incur any indebtedness, liabilities or obligations other than in the ordinary course of business. Delta will not make any dividends or other distributions, in cash, property or in kind, to its shareholders, including the Principal Stockholders.

         Section 6.02. No Breach of Representations, Warranties and Covenants. Delta will not take any action which would cause or constitute a breach, or would, if it had been taken immediately prior to the date hereof, have caused or constituted a breach, of any of the representations, warranties or covenants set forth in Article III hereof. Delta will, in the event of, and promptly after the occurrence of, or promptly after becoming aware of the occurrence of, or the impending or threatened occurrence of, any event which would cause or constitute a breach or would, if it had occurred immediately prior to the date hereof, have caused or constituted a breach of any of the representations, warranties or covenants set forth in said Article III, give detailed notice thereof to RSL, and Delta shall use its best efforts to prevent or promptly remedy such breach.


         Section 6.03. Assignment of Contracts. Delta shall use its best efforts to obtain, as promptly as practicable, any written consents, in form and substance satisfactory to RSL, necessary to the consummation of the transactions contemplated by this Agreement under any Contract which requires such consent or as is required from any Governmental Authority or other person.

         Section 6.04. Access to Delta's Business. RSL and its representatives (including any prospective underwriter of an initial public offering of RSL's common stock and RSL's legal and accounting representatives) will during business hours on reasonable prior notice be permitted full access to, and will be permitted to make copies of or abstracts from, all of the books and records, financial and operating data and other information of Delta, will have access to the premises and physical properties of Delta as RSL deems necessary or advisable for the purposes of consummating the transactions contemplated hereby and will be permitted to discuss the affairs, finances and accounts of Delta with its directors, officers, counsel, accountants and, following a joint announcement of the parties, its employees. In the event the transactions contemplated hereby should not close for any reason, RSL agrees that it will promptly return to Delta all financial information (including copies thereof) furnished by Delta to RSL and its representatives within five days after receipt of written notice by Delta and all other documents within a reasonable period of time and will hold in strict confidence and will not use or disclose to any third party any information concerning Delta obtained from such documents or otherwise in connection with its investigation.

         Section 6.05. No Compensation Increases. Delta shall not grant any increase in the rates of pay of employees of Delta, nor grant any increase in the benefits under any bonus or pension plan or other contract or commitment, except for normal periodic increases and bonuses made in the ordinary course of business and consistent with the past business practice of Delta. Delta shall not grant any increase in the rates of compensation of the officers and directors of Delta, nor grant any increase in the benefits of the officers and directors of Delta.

         Section 6.06. Contracts, Commitments and Indebtedness. Delta shall not enter into any contract or commitment, incur any indebtedness or engage in any transaction not in the usual, ordinary and regular course of business and not of usual size or duration, consistent with the past business practices of Delta, without the prior written consent of RSL.

         Section 6.07. Insurance. Delta shall maintain the Insurance Policies described on Schedule 3.19 without modification except for renewals of the policy term.

         Section 6.08. No Default. Delta shall not do any act or omit to do any act, or knowingly permit any act or omission to occur, which will cause a breach of any Contract, Lien, Insurance Policy, Communications License or Governmental Rule.


         Section 6.09. Termination of Management Agreement. Delta shall use its best efforts to terminate the Management Agreement, dated June 5, 1996 (the "Management Agreement"), between Delta and Pioneer.

         Section 6.10. Reasonable Efforts. Delta agrees that it will use its reasonable efforts to effectuate the transactions hereby contemplated and to fulfill the conditions to RSL's obligations set forth in Article IX of this Agreement.

                                  ARTICLE VII

              Pre-Closing Covenants of the Principal Stockholders

         The Principal Stockholders agree that subsequent to the date of this Agreement and prior to the Closing Time:

         Section 7.01. Reasonable Efforts. Each of the Principal Stockholders will use its reasonable efforts to effectuate the transactions hereby contemplated and to fulfill the conditions to RSL's obligations set forth in
Article IX of this Agreement.

         Section 7.02. No Breach of Representations, Warranties and Covenants. Each of the Principal Stockholders will not take any action which would cause or constitute a breach, or would, if it had been taken immediately prior to the date hereof, have caused or constituted a breach, of any of the representations, warranties or covenants set forth in Article IV hereof. Each Principal Stockholder will, in the event of, and promptly after the occurrence of, or promptly after becoming aware of the occurrence of, or the impending or threatened occurrence of, any event which would cause or constitute a breach or would, if it had occurred immediately prior to the date hereof, have caused or constituted a breach of any of the representations, warranties or covenants set forth in said Article IV, give detailed notice thereof to RSL, and each Principal Stockholder shall use its best efforts to prevent or promptly remedy such breach.

         Section 7.03. Divestiture of Delta Russia. The Principal Stockholders shall cause Delta to sell its interest in Delta Russia. In connection with the sale of Delta's interest in Delta Russia, the Principal Stockholders shall cause Delta to pay or otherwise discharge any indebtedness or other liabilities payable by Delta which were incurred by Delta in connection with its interest in Delta Russia.

         Section 7.04. Termination of Management Agreement. The Principal Stockholders shall use their respective best efforts to terminate the Management Agreement.

                                  ARTICLE VIII

                          Pre-Closing Covenants of RSL


         RSL agrees that subsequent to the date of this Agreement and prior to the Closing Time:

         Section 8.01. Reasonable Efforts. RSL will use its reasonable efforts to effectuate the transactions hereby contemplated and to fulfill the conditions to Delta's obligations set forth in Article X of this Agreement.

         Section 8.02. No Breach of Representations, Warranties and Covenants. RSL will not take any action which would cause or constitute a breach, or would, if it had been taken immediately prior to the date hereof, have caused or constituted a breach, of any of the representations, warranties or covenants set forth in Article V hereof. RSL will, in the event of, and promptly after the occurrence of, or promptly after becoming aware of the occurrence of, or the impending or threatened occurrence of, any event which would cause or constitute a breach or would, if it had occurred immediately prior to the date hereof, have caused or constituted a breach of any of the representations, warranties or covenants set forth in said Article V, give detailed notice thereof to Delta, and RSL shall use its best efforts to prevent or promptly remedy such breach.

                                   ARTICLE IX

                        Conditions to RSL's Obligations

         All obligations of RSL under this Agreement are subject to the fulfillment of each of the following conditions at or prior to the Closing Time, any or all of which may be waived in whole or in part by RSL, in its sole discretion:

         Section 9.01. Representations and Warranties True at the Closing Time. The representations and warranties contained in Articles III and IV hereof shall be true and correct at and as of the Closing Time as though such representations and warranties were made at and as of such time.

         Section 9.02. Performance of Delta and the Principal Stockholders. Each of Delta and the Principal Stockholders shall have performed and complied with all covenants and agreements on their part required by this Agreement to be performed or complied with prior to or at the Closing Time.

         Section 9.03. Certificates. RSL shall have received (1) written certificates certifying to the fulfillment on the part of each of Delta and the Principal Stockholders of the conditions specified in Sections 9.01 and 9.02,
(2) a certificate of the Secretary of Delta setting forth the resolutions of the Board of Directors and the stockholders of Delta adopting and approving this Agreement, the Operative Agreements to which it is a party (including the Employment Agreements, the RSL Services Agreement and the Delta Services Agreement (all as hereinafter defined)) and the Stock Option Plan (as hereinafter defined), and authorizing the transactions contemplated hereby and thereby and (3) such other evidence with respect to the fulfillment of said conditions as RSL may reasonably request upon reasonable prior notice.


         Section 9.04. Opinion of Counsel for Delta and the Principal Stockholders. RSL shall have received an opinion of Wolf Haldenstein Adler Freeman & Herz LLP ("Counsel for Delta and the Principal Stockholders") dated the Closing Date, substantially in the form annexed hereto as Exhibit A.

         Section 9.05. Legal Matters Satisfactory to Counsel for RSL. All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental hereto, and all other relevant legal matters, shall be reasonably satisfactory in all respects to Counsel for RSL.

         Section 9.06. Consents and Approvals. All authorizations, approvals, or permits, if any, of any Governmental Authority or any other third party that are required in connection with the lawful sale and issuance of the Shares and the consummation of the transactions contemplated by this Agreement, including, but not limited to, any waivers of first refusal, preemptive or other rights held by the stockholders and potential stockholders of Delta listed on Schedule 3.02, shall have been duly obtained and shall be effective on and as of the Closing Date. No injunction or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or threatened by the Securities and Exchange Commission (the "SEC") or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement shall be legally permitted by all laws and regulations to which Delta and RSL are subject.

         Section 9.07. Capital Structure. Delta shall have sufficient shares of Common Stock authorized and available for issuance so that after the issuance of the Shares, the Shares shall constitute not less than 51% of the outstanding shares of Common Stock on a fully diluted basis and Delta shall have taken such action, if any, as is necessary or appropriate, in the reasonable judgment of RSL or its counsel, to prevent any dilution to RSL's 51% interest due to any right or claim, whether now existing or hereafter asserted, arising with respect to events prior to the date hereof.

         Section 9.08. Employment Agreements. Delta and Davidson shall have executed and delivered an employment agreement substantially in the form of Exhibit B-1 and Delta and Wurtman shall have executed and delivered an employment agreement substantially in the form of Exhibit B-2 (together, the "Employment Agreements").

         Section 9.09. Stockholder Agreement. RSL, Delta, Davidson, Pioneer and each of the other stockholders and potential stockholders of Delta listed on
Schedule 3.02 shall have entered into a stockholders' agreement, substantially in the form of Exhibit C hereto (the "Stockholders' Agreement").


         Section 9.10. Registration Rights Agreement. RSL, Delta, Davidson, Pioneer and each of the other stockholders and potential stockholders of Delta listed on Schedule 3.02 shall have entered into a registration rights agreement, substantially in the form of Exhibit D hereto (the "Registration Rights Agreement").

         Section 9.11. Services Agreement. Delta shall have executed and delivered a service agreement, substantially in the form of Exhibit E hereto (the "Services Agreement").

         Section 9.12. Escrow Agreement. Delta shall have executed and delivered an escrow agreement, substantially in the form of Exhibit F hereto (the "Escrow Agreement").

         Section 9.13. Powers of Attorney. There shall have been terminated or revoked all powers of attorney of Delta.

         Section 9.14. Agreement with ISC. RSL shall have received evidence from Delta, satisfactory to Counsel for RSL, that ISC has released Delta from any and all claims for any fees, commissions or other payments and for any shares of Common Stock or other securities of Delta.

         Section 9.15. Divestiture of Delta Russia. RSL shall have received evidence, reasonably satisfactory to it, of (i) the sale of Delta's interest in Delta Russia and (ii) the payment of any indebtedness or other liabilities of Delta Russia which were incurred by Delta in connection with its interest in Delta Russia.

         Section 9.16. Termination of Management Agreement. RSL shall have received evidence, reasonably satisfactory to it, of the termination of the Management Agreement.

         Section 9.17. First Refusal Rights. RSL shall have received evidence, reasonably satisfactory to it, that each of Delta's security holders that has a right of first refusal with respect to the issuance and sale of the Shares by Delta to RSL has waived such rights or that sufficient time has passed which has caused such security holder's right of first refusal to expire.

                                   ARTICLE X

                     Conditions to the Obligations of Delta
                         and the Principal Stockholders

         All obligations of Delta and the Principal Stockholders under this Agreement are subject to the fulfillment of each of the following conditions at or prior to the Closing Time, any or all of which may be waived in whole or in part by Delta and the Principal Stockholders:

         Section 10.01. Representations and Warranties of RSL True at the Closing Time. The representations and warranties contained in Article V hereof shall be true at and as of the Closing Time as though such representations and warranties were made at and as of such time.

         Section 10.02. RSL's Performance. RSL shall have performed and complied with all covenants and agreements on its part required by this Agreement to be performed or complied with prior to or at the Closing Time.

         Section 10.03. Certificates. Delta shall have received (1) a written certificate certifying to the fulfillment on the part of RSL of the conditions specified in Sections 10.01 and 10.02, (2) a certificate of the Secretary or Assistant Secretary of RSL setting forth the resolutions of the Board of Directors of RSL adopting and approving this Agreement and the Operative Agreements to which it is a party (including the Stockholders Agreement, the Registration Rights Agreement, the RSL Services Agreement and the Delta Services Agreement) and authorizing the transactions contemplated hereby and thereby and (3) such other evidence with respect to the fulfillment of any of said conditions as Delta may reasonably request upon reasonable prior notice.

         Section 10.04. Opinion of Counsel for RSL. Delta shall have received an opinion of Counsel for RSL, dated the Closing Date, substantially in the form annexed hereto as Exhibit H.

         Section 10.05. Legal Matters Satisfactory to Counsel for Delta and the Principal Stockholders. All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental hereto, and all other relevant legal matters, shall be reasonably satisfactory in all respects to Counsel for Delta and the Principal Stockholders.

         Section 10.06. Stockholder Agreement. RSL, Delta, Davidson, Pioneer and each of the other stockholders and potential stockholders of Delta listed on Schedule 3.02 shall have entered into the Stockholders' Agreement.

         Section 10.07. Registration Rights Agreement. RSL, Delta, Davidson, Pioneer and each of the other stockholders and potential stockholders of Delta listed on Schedule 3.02 shall have entered into the Registration Rights Agreement.

         Section 10.08. Services Agreement. RSL shall have executed and delivered the Services Agreement.

         Section 10.09. Escrow Agreement. RSL shall have executed and delivered the Escrow Agreement.

                                   ARTICLE XI

                      Covenants Subsequent to the Closing


         Section 11.01. Transfer of the Shares. RSL hereby agrees not to sell, transfer, assign, pledge, hypothecate or otherwise dispose of the Shares or any interest therein (collectively, a "Transfer"), except pursuant to an effective registration statement under the Securities Act or unless Delta shall have received a written opinion of counsel, in form and substance reasonably satisfactory to Delta, to the effect that the Transfer may be effected without registration under the Securities Act.

         Section 11.02.  Financial Reporting.

                  (a) Delta shall prepare and furnish to RSL (i) monthly unaudited financial statements no later than thirty (30) days after the end of each month, (ii) quarterly unaudited financial statements no later than forty-five (45) days after the end of each quarter and (iii) audited financial statements no later than ninety (90) days after the end of each fiscal year. The financial statements to be provided to RSL in accordance with this Section
11.02 shall be prepared in accordance with the books and records of Delta, shall be prepared in accordance with GAAP applied on a consistent basis with prior periods, shall be complete and correct in all respects and shall fairly present the financial condition and results of operations of Delta as of the respective dates thereof and for periods referred to therein.

                  (b) Delta shall prepare and furnish to RSL for RSL's approval no later than thirty (30) days prior to the beginning of each fiscal year, a proposed budget for the ensuing fiscal year. Delta's business plan for the fiscal year ending December 31, 1997 shall be provided to RSL within thirty
(30) days of the Closing. Each business plan for each fiscal year shall be in substantially the form and shall contain the type of information and level of detail as shall be agreed upon and approved by RSL.

         Section 11.03. Anti-Dilution. (a) In the event an action, suit or claim which arises as described in clause (ii) of Section 12.02 results in the issuance of shares of Common Stock, or other securities convertible or exercisable into shares of Common Stock, to a third party, then Delta shall issue such additional shares to RSL so that RSL's ownership percentage of the outstanding shares of Common Stock subsequent to such issuance to a third party shall be equal to RSL's ownership percentage immediately prior to such issuance to such third party.

                  (b) If the consummation of the transactions contemplated hereby results in the issuance to any security holder of Delta of shares of Common Stock in excess (the "Excess Shares") of the number of shares of Common Stock which would have been issued to such security holder if the transactions contemplated hereby did not occur whether by reason of the anti-dilution provisions included in such holder's security or otherwise, then the Principal Stockholders shall be obligated, jointly and severally, to transfer to RSL, for no consideration, the number of shares of Common Stock, which are otherwise beneficially owned by the Principal Stockholders, equal to 51% of the Excess Shares.


         Section 11.04. Treatment of Purchase Price. RSL and Delta shall use reasonable efforts to agree upon the valuation and tax treatment of the transactions contemplated hereunder within sixty (60) days of the Closing and neither party shall file any tax return or take any position, tax or otherwise, or make any filing inconsistent with such agreed upon valuation and tax treatment.

         Section 11.05. Stock Option Plan. The Principal Stockholders and RSL shall use reasonable efforts to agree upon an employee stock option plan pursuant to which (i) five percent (5%) of Delta's capital stock shall be made available for grant in the form of non-voting common stock and (ii) Delta's Board of Directors shall be permitted to grant such non-voting common stock to Delta's employees. After the Principal Stockholders and RSL have agreed upon an employee stock option plan for Delta, the Principal Stockholders and RSL shall use their best efforts to cause the Board of Directors and stockholders of Delta to adopt and approve said employee stock option plan, as well as an amendment to Delta's Certificate of Incorporation which authorizes the issuance of a sufficient number of shares of non-voting common stock.

                                  ARTICLE XII

                                Indemnification

         Section 12.01. Indemnification by Delta and the Principal Stockholders. Delta and each of the Principal Stockholders jointly and severally agrees to indemnify and hold harmless RSL from and against, and to reimburse RSL with respect to, any and all loss, damage, liability, cost and expense, including, without limitation, attorneys' fees (collectively, the "Losses"), incurred by RSL by reason of or arising out of or in connection with
(1) a breach of any representation or warranty made by Delta or the Principal Stockholders contained in Article III or Article IV of this Agreement or in any agreement, certificate or other instrument or document delivered in accordance herewith, (2) the failure of Delta to perform any covenant or agreement required by this Agreement or by any agreement, certificate or other instrument or document delivered in accordance herewith, to be performed by it, (3) the taking of any action by Delta prior to the Closing Date which would constitute a breach of a representation, warranty or covenant contained in this Agreement or in any agreement, certificate or other instrument or document delivered in accordance herewith or (4) the assertion by any third party of any liability, obligation, contract, lease, agreement or other commitment or state of facts which, if it existed, would constitute a breach of a representation or warranty contained in this Agreement or in any agreement, certificate or other instrument or document delivered in accordance herewith.

         Section 12.02. Indemnification by the Principal Stockholders. Each of the Principal Stockholders jointly and severally agrees to indemnify and hold harmless Delta from and against, and to reimburse Delta with respect to, any and all

Losses incurred by Delta by reason of or arising out of or in connection with
(i) any and all claims, liabilities and obligations arising out of the operation of Delta Russia and (ii) any actions, suits or claims commenced by any third party not listed on Schedule 3.02 in connection with a claim that such third party is a holder of an equity or derivative security issued by Delta.

         Section 12.03. Indemnification by RSL. RSL agrees to indemnify and hold harmless Delta and the Principal Stockholders from and against, and to reimburse Delta and the Principal Stockholders with respect to, any and all Losses incurred by Delta and the Principal Stockholders by reason of or arising out of or in connection with (1) a breach of any representation or warranty made by RSL contained in Article V of this Agreement or in any agreement, certificate or other instrument or document delivered in accordance herewith or
(2) the failure of RSL to perform any covenant or agreement required by this Agreement or by any agreement, certificate or other instrument or document delivered in accordance herewith, to be performed by it.

         Section 12.04. Indemnification Procedures. A party entitled to recover an indemnification payment pursuant to this Agreement ("Indemnified Party") (a) shall give the parties required to make such payment ("Indemnifying Party") prompt notice of any claim, demand, suit, proceeding or action ("Claim") by any person against the Indemnified Party, (b) shall consult with the Indemnifying Party as to the procedure to be followed in defending, settling, or compromising the Claim, (c) shall not consent to any settlement or compromise of the Claim without the written consent of the Indemnifying Party (which consent, unless the Indemnifying Party has elected to assume the exclusive defense of such Claim, shall not be unreasonably withheld or delayed), and (d) shall permit the Indemnifying Party, if it so elects, to assume the exclusive defense of such Claim, all at the cost and expense of the Indemnifying Party. If the Indemnified Party shall (i) fail to notify or to consult with the Indemnifying Party with respect to any Claim in accordance with subparagraph
(a) or (b) above and such failure shall prejudice the ability of the Indemnifying Party to defend such claim or (ii) consent to the settlement or compromise of any Claim without having received the written consent of the Indemnifying Party (unless, if the Indemnifying Party has not elected to assume the exclusive defense of such Claim, the consent of the Indemnifying Party is unreasonably withheld or delayed), the Indemnifying Party shall be relieved of its indemnification obligation with respect to such Claim. If the Indemnifying Party shall elect to assume the exclusive defense of any Claim, it shall notify the Indemnified Party in writing of such election, and the Indemnifying Party shall not be liable hereunder for any fees or expenses of the Indemnified Party's counsel relating to such Claim after the date of delivery to the Indemnified Party of such notice of election. In the event of such election, the

Indemnified Party shall cooperate with the Indemnifying Party and provide it with access to all books and records of the Indemnified Party relevant to the Claim. The Indemnifying Party will not compromise or settle any Claim without the written consent of the Indemnified Party if the relief provided would materially and adversely affect the Indemnified Party. Notwithstanding the foregoing, the party which defends any Claim shall, to the extent required by applicable insurance policies, share or give control thereof to any insurer with respect to such Claim.

                                  ARTICLE XIII

                         Termination of this Agreement

         Section 13.01. Right to Terminate. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing by prompt notice given in accordance with the terms of Section 15.03:

                  (a) by the mutual written consent of RSL and Delta; or

                  (b) by either of such parties after August 31, 1997 if the Closing shall not have occurred by 11:59 p.m. on August 31, 1997 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this paragraph (b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or prior to the aforesaid date.

         Section 13.02. Remedies. In the event of a breach of this Agreement, the non-breaching party shall not be limited to the remedy of termination of this Agreement, but shall be entitled to pursue all available legal and equitable rights and remedies, and shall be entitled to recover all of its actual damages and the reasonable costs and expenses incurred in pursuing them (including, without limitation, reasonable attorneys' fees); provided, however, that in no event shall any party be entitled to any special or consequential damages, including, but not limited to, lost profits.

                                  ARTICLE XIV

                          Expenses of the Transaction

         Each of the parties hereto agrees to pay its own expenses (including brokers', attorneys' and auditors' fees) in connection with this Agreement and the transactions hereby contemplated, except as contemplated by Section 13.02 or Article XII.

                                   ARTICLE XV

                                 Miscellaneous


         Section 15.01. Further Assurances. Each party will, at any time and from time to time after the Closing Date, upon the request of the other, do, execute, acknowledge and deliver, or shall cause to be done, executed, acknowledged and delivered, all such other instruments as may be reasonably required in connection with the performance of this Agreement and each shall take all such further actions as may be reasonably required to carry out or further effect the transactions contemplated by this Agreement. Upon request, Delta and RSL will cooperate, and will use their respective best efforts to have their respective officers, directors and other employees cooperate, at the requesting parties' expense, on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes involving Delta and/or RSL.

         Section 15.02. Survival of Representations. All statements, certifications, indemnifications, representations and warranties made by the parties to this Agreement in this Agreement or in any certificate or list delivered pursuant hereto, and their respective obligations to be performed pursuant to the terms hereof and thereof, shall survive the Closing Time notwithstanding (a) any examination or audit by or on behalf of any party hereto and (b) any notice of a breach or of a failure to perform not waived in writing.

         Section 15.03. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally or by private courier, (ii) when actually delivered by registered or certified United States mail, return receipt requested and postage prepaid or (iii) when sent by telecopy (provided, that, it is simultaneously electronically confirmed), addressed as follows:

         If to Delta or the Principal Stockholders:

                           c/o Delta Three Israel Ltd.
                           Jerusalem Technology Park
                           P.O. Box 48265
                           Jerusalem
                           96951 Israel
                           Fax No.:  972-2-679-7366
                           Attention: Elie Wurtman
         with a copy to:

                           Wolf Haldenstein Adler Freeman & Herz LLP
                           270 Madison Avenue
                           New York, New York  10016
                           Fax No.:  (212) 686-0114
                           Attention:  Mark C. Silverstein, Esq.

         If to RSL:


                           c/o RSL Communications, N. America, Inc.
                           767 Fifth Avenue
                           Suite 4300
                           New York, NY  10153
                           Fax No.: (212) 317-0600
                           Attention:  Avery S. Fischer, Esq.

         with a copy to:

                           Rosenman & Colin LLP
                           575 Madison Avenue
                           New York, New York  10022-2585
                           Fax No.:  (212) 940-8776
                           Attention:  Robert L. Kohl, Esq.

or to such other address as such party may indicate by a notice delivered to the other parties hereto pursuant to the terms hereof.

         Section 15.04. No Modification Except in Writing. This Agreement shall not be changed, modified, or amended except by a writing signed by the party to be charged and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

         Section 15.05. Entire Agreement. This Agreement, the Schedules hereto and all other documents to be delivered in connection herewith set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them.

         Section 15.06. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

         Section 15.07. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by Delta without the prior written consent of RSL. RSL may assign this Agreement to any affiliate of RSL or in connection with a merger or consolidation of RSL or a sale of all or substantially all of RSL's business. Except as provided in the preceding sentence, this Agreement may not be assigned by RSL without the prior written consent of Delta.

         Section 15.08. Publicity; Announcements. Except to the extent required by law, prior to the Closing Date, all publicity related to the transactions contemplated hereby shall be subject to the mutual approval of the parties hereto and, except as otherwise may be required by law, no public announcement of any of the transactions contemplated hereby will be made by either party hereto without the prior written consent of the other party hereto and no communication whatsoever of the Purchase Price will be made by either party hereto to any third party without the prior written consent of the other party hereto.

         Section 15.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof. For purposes of this Agreement, each party hereby irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York, sitting in New York County, and the courts of the United States for the Southern District of New York. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party. In any such suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail, addressed to such party at its address set forth in Section 15.03. Each party agrees that a final non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.

         Section 15.10. Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

         Section 15.11. Interpretation. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons referred to may require.

         Section 15.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        RSL COMMUNICATIONS, LTD.

                                        By ________________________________
                                           Name:
                                           Title:


                                        DELTA THREE, INC.

                                        By ________________________________
                                           Name:
                                           Title:


                                        ___________________________________
                                        JACOB A. DAVIDSON


                                        PIONEER MANAGEMENT CORPORATION, LLC

                                        By ________________________________
                                           Name:
                                           Title:


                                        ___________________________________
                                        ELIE C. WURTMAN